UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 21, 2024

MyMD Pharmaceuticals, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-36268	22-2983783
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

MyMD Pharmaceuticals, Inc.
855 N. Wolfe Street, Suite 623
Baltimore, MD	21205
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (856) 848-8698

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	MYMD	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

As previously reported in a Current Report on Form 8-K, filed with the Securities and Exchange Commission on May 21, 2024 (the “May 2024 Form 8-K”), on May 20, 2024, MyMD Pharmaceuticals, Inc. (the “Company”) entered into a Securities Purchase Agreement with certain accredited investors (the “Series G Investors”), pursuant to which it agreed to sell to the Series G Investors (i) an aggregate of 8,950 shares of the Company’s newly-designated Series G Convertible Preferred Stock, with a par value of $0.001 per share and a stated value of $1,000 per share, initially convertible into up to 4,928,415 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) at a conversion price of $1.816 per share (the “Series G Preferred Stock”), (ii) short-term warrants to acquire up to an aggregate of 4,928,416 shares of Common Stock at an exercise price of $1.816 per share, and (iii) warrants to acquire up to an aggregate of 4,928,416 shares of Common Stock at an exercise price of $1.816 per share (collectively, the “Series G Private Placement”).

In addition, as previously reported in the May 2024 Form 8-K, on May 20, 2024, the Company entered into a Securities Purchase Agreement with certain accredited investors (the “Series F-1 Investors”), pursuant to which it agreed to sell to the Series F-1 Investors (i) an aggregate of 5,050 shares of the Company’s newly-designated Series F-1 Convertible Preferred Stock, with a par value of $0.001 per share and a stated value of $1,000 per share, initially convertible into up to 2,780,837 shares of Common Stock at a conversion price of $1.816 per share (the “Series F-1 Preferred Stock”), (ii) short-term warrants to acquire up to an aggregate of 1,183,921 shares of Common Stock at an exercise price of $1.816 per share, and (iii) warrants to acquire up to an aggregate of 1,183,921 shares of Common Stock at an exercise price of $1.816 per share (collectively, the “Series F-1 Private Placement,” and collectively with the Series G Private Placement, each a “Private Placement” and collectively, the “Private Placements”).

On May 21, 2024, the Company filed the Certificate of Designations of Series G Preferred Stock with the Secretary of State of the State of Delaware (the “Series G Certificate of Designations”), thereby creating the Series G Preferred Stock. The Series G Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing.

On May 21, 2024, the Company filed the Certificate of Designations of Series F-1 Preferred Stock with the Secretary of State of the State of Delaware (the “Series F-1 Certificate of Designations” and, together with the Series G Certificate of Designations, the “Certificates of Designations”), thereby creating the Series F-1 Preferred Stock. The Series F-1 Certificate of Designations became effective with the Secretary of State of the State of Delaware upon filing.

Certain terms of each Certificate of Designations are described in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on May 21, 2024.

The foregoing descriptions of the Series G Certificate of Designations and the Series F-1 Certificate of Designations do not purport to be complete and are qualified in their entirety by reference to the full text of such documents, copies of which are filed as Exhibits 3.1 and 3.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The matters described in Item 3.03 of this Current Report on Form 8-K related to the filing of the Certificates of Designations are incorporated herein by reference.

Item 8.01 Other Events.

On May 23, 2024, the Company completed the Private Placements for aggregate gross proceeds of $14 million, before deducting fees, commissions and expenses, which the Company previously announced in the May 2024 Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
3.1	Certificate of Designations of Series G Convertible Preferred Stock.
3.2	Certificate of Designations of Series F-1 Convertible Preferred Stock.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MYMD PHARMACEUTICALS, INC.

Date: May 23, 2024	By:	/s/ Christopher Chapman, M.D.
Name: Christopher Chapman, M.D.
Title: President and Chief Medical Officer